UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2023

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Arbutus Biopharma Corporation

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Veterans Circle

Warminster, Pennsylvania 18974

(Address of Principal Executive Offices) (Zip Code)

(267) 469-0914

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of William H. Collier as President and Chief Executive Officer and Director

On November 1, 2023, William H. Collier informed Arbutus Biopharma Corporation (the “Company”) of his retirement as the Company’s Chief Executive Officer (“CEO”) and from the Board of Directors (the “Board”) of the Company, effective as of December 31, 2023. Mr. Collier’s retirement from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Michael J. McElhaugh as Interim President and Chief Executive Officer and Director

On November 3, 2023, the Board appointed Michael J. McElhaugh, Co-founder and Chief Operating Officer of the Company, as interim President and CEO, effective January 1, 2024. The Board also designated Mr. McElhaugh as the Company’s principal executive officer, effective as of January 1, 2024. In connection with his appointment as Interim President and CEO, the Board also appointed Mr. McElhaugh as a director, effective January 1, 2024, to fill the vacancy created by Mr. Collier’s retirement with his term expiring at the Company’s 2024 annual general meeting of shareholders or until his successor is duly appointed and qualified, or until his earlier death, resignation or removal.

Mr. McElhaugh, age 49, has served as the Company’s Chief Operating Officer since November 2022. Prior to this, Mr. McElhaugh served as the Company’s Chief Business Officer from December 2018 to November 2022 and as the Company’s Senior Vice President of Business Development and Commercial Strategy from July 2014 to December 2018. Mr. McElhaugh has more than 20 years of scientific, strategic, transactional and commercial experience spanning various operating roles within the pharmaceutical and biotech industries. Mr. McElhaugh joined the Company when it merged with OnCore Biopharma where he was a co-founder and served as its Chief Operating Officer. Prior to OnCore Biopharma, he was the Director, Hepatitis C Worldwide Commercialization at Bristol-Myers Squibb. Prior to Bristol-Myers Squibb, Mr. McElhaugh was the Director, Business Development and Market Analytics at Pharmasset, Inc. and remained in that role following its acquisition by Gilead Sciences Inc. Mr. McElhaugh also previously held various positions at Viropharma, Inc. and at Merck and Co., Inc. Mr. McElhaugh received a B.S. degree from St. Joseph’s University, an M.S. degree from Thomas Jefferson University and an M.B.A. degree from the Johnson Graduate School of Management at Cornell University.

Mr. McElhaugh and the Company are party to that certain Executive Employment Agreement, dated July 10, 2015, as amended by that certain First Amendment to Executive Employment Agreement, dated April 20, 2016, that certain Second Amendment to Executive Employment Agreement dated, December 11, 2018, which are all filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 5, 2019, and that certain Third Amendment to Executive Employment Agreement, dated November 1, 2022, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2022.

Mr. McElhaugh and the Company previously entered into the Company’s standard indemnity, which form is filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022.

There are no arrangements or understandings between Mr. McElhaugh and any other persons pursuant to which Mr. McElhaugh was appointed as Interim President and CEO and director. There are no family relationships between Mr. McElhaugh and any director or executive officer of the Company and Mr. McElhaugh has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 7, 2023, the Company issued a press release announcing Mr. Collier’s retirement as President and CEO and director and Mr. McElhaugh’s appointment as Interim President and CEO and director. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: November 7, 2023	By:	/s/ David C. Hastings
David C. Hastings
Chief Financial Officer